CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-109451), Form S-3, as amended (No. 333-127462), Form S-8, as amended (No. 333-129164) and Form S-3, as amended (No. 333-131191) of New Dragon Asia Corp. of our report dated March 15, 2006 relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of New Dragon Asia Corp. for the year ended December 25, 2005.

/s/ Grobstein, Horwath & Company LLP
Sherman Oaks, California
March 23, 2006